[Free Translation from Hebrew]

Xfone, Inc.
(the "Company")

Certificate Number _______

Due to _______ registered warrants

1.
This certificate evidences that the Company is hereby allotting to ____________ (the "Holder") ________ unlisted registered warrants (the "Warrants") each of which (a "Warrant") entitles the Holder to purchase, in consideration for an exercise price of U.S. $3.5 (the "Exercise Price"), one (1) ordinary share of par value U.S. $0.001 of the Company (the "Exercise Share"), by way of transferring this certificate to the Company together with an exercise notice, in the language attached as Annex A to the terms and conditions overleaf, lawfully signed by the Holder, during the Exercise Period (as defined below).

2.
Each Warrant shall be exercisable, subject to and according to the terms of this certificate (including the terms and conditions overleaf), for an exercise period commencing on the day the Registration Statement submitted by the Company to the SEC for the purpose of listing the shares that will derive from the exercise of the Warrants (the "Exercise Shares") is declared effective, or on the day of receipt of the Tel Aviv Stock Exchange Ltd. ("TASE") and the American Stock Exchange ("AMEX") approvals to list the Exercise Shares (the "Stock Exchange Approvals"), whichever is later (the "First Exercise Date"), and ending four years after the First Exercise Date (this period – the "Exercise Period"). During the Exercise Period, the Warrants shall be exercisable, in whole or in part, at the Holder's choice, provided that if only part thereof are exercised, no less than 5,000 Warrants per day shall be exercised.

3.
In the event that the Company does not meet its undertaking to submit a Registration Statement to the SEC for the purpose of listing the Exercise Shares and to cause it to be declared effective within 12 months from the date of execution of this certificate, or if the Stock Exchange Approvals are not received within 12 months from the date of execution of this certificate, all of the Warrants shall be terminated and the Company shall compensate the Holder, as the sole remedy and without providing the Holder with a right of choice in this matter, with the sum of NIS 2 for each terminated Warrant, shortly after the Holder has transferred this certificate to the Company.

4.	The exercise ratio between a Warrant and an Exercise Share (1:1) and the Exercise Price shall be subject to adjustments according to the terms and conditions overleaf.

5.	It is hereby clarified that the Warrants shall not be listed on any stock exchange.

6.	This certificate is issued according to and subject to the terms and conditions overleaf, which are attached hereto and constitute an inseparable part of this certificate.

Signed on: February 26, 2008

________________________

Xfone, Inc.

[Free Translation from Hebrew]

THE WARRANTS EVIDENCED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITY LAWS. THE WARRANTS EVIDENCED HEREBY MAY NOT BE EXERCISED UNLESS THE UNDERLINE SECURITIES ARE THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED WITHOUT THE PRIOR WRITEN CONSENT OF THE COMPANY. THE WARRANTS EVIDENCED HEREBY AND THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.

[Free Translation from Hebrew]

Xfone, Inc. (the "Company")
The Terms and Conditions Overleaf

1.	Definitions
In this certificate the following terms shall have the following meanings:

"AMEX" -	The American Stock Exchange.
"SEC" -	The U.S. Securities and Exchange Commission.
"Securities Act"-	The Securities Act of 1933, as amended.
"Trading Day" -	A day on which transactions are carried out on AMEX.
"Register" -	The Register described in Section 10 below.
"TASE" -	The Tel Aviv Stock Exchange Ltd.
2.	General

2.1.
This certificate evidences that the Company is hereby allotting to ____________ (the "Holder") ________ unlisted registered warrants (the "Warrants") each of which (the "Warrant") entitles the Holder with a right to purchase, in consideration for an exercise price of U.S. $3.5 (the "Exercise Price"), one (1) ordinary share of par value U.S. $0.001 of the Company (the "Exercise Share"), by way of transferring this certificate to the Company together with an exercise notice, in the language attached as Annex A to these terms and conditions, lawfully signed by the Holder (the "Exercise Notice"), during the Exercise Period (as defined below).

2.2.	The payment due to the exercise of the Warrants shall be made only by US dollars and by a wire transfer to the Company's account.

2.3.
Each Warrant shall be exercisable, subject to and according to the terms and conditions described below, for an exercise period commencing on the day the Registration Statement that is submitted by the Company to the SEC for the purpose of listing the shares that will derive from the exercise of the Warrants (the "Exercise Shares") is declared effective, or on the day of receipt of the TASE and the AMEX approvals to list the Exercise Shares (the "Stock Exchange Approvals"), whichever is later (the "First Exercise Date"), and ending four years after the First Exercise Date (this period – the "Exercise Period"). During the Exercise Period, the Warrants shall be exercisable, in whole or in part, at the Holder's choice, provided that if only part thereto are exercised, no less than 5,000 Warrants per day shall be exercised.

2.4	The exercise ratio between a Warrant and an Exercise Share (1:1) and the Exercise Price shall be subject to adjustments according to what is described in Section 4 below.

2.5
The Company shall be entitled to allot, at any time, additional and/or other warrants, with no limitation, by whatever terms it deems fit, according to its exclusive discretion and without the need to receive any approval from the Holder.

2.6	The Warrants are not listed and shall not be listed on any stock exchange.
2.7
The Warrants and the Exercise Shares are not listed in accordance with the Securities Act and the Holder must not offer and/or sell the Shares in the USA and/or to a "US Person" unless they are listed in accordance with the Securities Act or if a legal opinion is given, which shall be acceptable to the Company, according to which there is an exemption from the registration requirements according to the Securities Act.

[Free Translation from Hebrew]
The Company hereby confirms that is shall make its best efforts and it intends to take all the required actions and adopt all the resolutions required by any law, in order to file a Registration Statement with the SEC for the purpose of listing the Exercise Shares, and to cause it to be declared effective, within 12 months from the date of execution of this certificate.

A precondition to the Company's obligation to act for the filing of the Registration Statement as aforesaid, is that the Holder shall transfer information to the Company as he shall be required in a reasonable manner for the purpose of filing of the Registration Statement, with respect to the Holder and with respect to the Warrants he is holding, as he is required by any law, including by the Securities Authority in the USA.

2.8
In the event that the Company does not meet its undertaking to file a Registration Statement with the SEC for the purpose of registering the Exercise Shares and to cause it to be declared effective within 12 months from the date of execution of this certificate, as aforesaid in Section 2.7 above, or if the Stock Exchange Approvals are not received within 12 months from executing this certificate, all of the Warrants shall be terminated and the Company shall compensate the Holder, as the sole remedy and without providing the Holder with a right of choice in this matter, with the sum of NIS 2 for each terminated Warrant, shortly after the Holder has transferred this certificate to the Company.

2.9
Subject to any other provision in this certificate and subject to any law, the Company and/or a subsidiary of the Company and/or another corporation controlled thereby (hereinafter: the "Acquiring Corporation") shall be entitled to purchase Warrants, at any time, according to their discretion, at any price that any of them deems fit.

2.10
The Warrants that shall be held as aforesaid by the Acquiring Corporation shall be deemed as the Acquiring Corporation's asset (and subject to what is provided in this Section, the Acquiring Corporation shall be entitled to carry out any action with respect to the Warrants, including a sale of the Warrants, from time to time, according to the provisions of any law).

2.11
The Company shall be entitled to carry out changes in the terms of the Warrants, as these changes are required by the Securities Authority and/or TASE and/or the TASE clearinghouse and/or AMEX and/or the SEC and/or any other authorized authority. In such an event, this certificate shall be replaced by a certificate that reflects the changes as aforesaid.

3.	Exercising the Warrants

3.1.
The Company shall send the Holder a notice with respect to the date that constitutes the First Exercise Date, at the first opportunity, and in any event, no later than two (2) business days from the First Exercise Date.

3.2.
Subject to the receipt of the Stock Exchange Approvals and subject to declaring the Registration Statement filed by the Company with the SEC according to Section 2.7 above, effective, in the event that the Holder requests to exercise his right to purchase the Exercise Shares (in whole or in part) by virtue of the Warrants, he shall be entitled to do so during the Exercise Period by: (a) Transferring this certificate via registered mail to the offices of Xfone 018 Ltd. (1 HaOdem St., Kiryat Matalon, PT – to Adv. Alon Reisser); (b) transferring the Exercise Notice to the Company, via facsimile 03-9238838 as well as via registered mail to the above address; (c) payment of the full Exercise Price due to all the Warrants which the Holder is requesting to exercise, according to Section 2.2 above.

[Free Translation from Hebrew]
3.3.
Once the Exercise Notice is delivered to the Company it may not be cancelled or changed. The Holder is to sign, at any time required to do so by the Company, any document that is required according to the provisions of any law, for the purpose of allotting the Exercise Shares.

3.4.
The day of exercise (the "Actual Exercise Date") shall be deemed as the day on which the Exercise Notice was received by the Company and the remainder of the exercise terms described above have been fulfilled.

3.5.	In the event that the Exercise Period ends on a day that is not a trade day, the date shall be postponed to the following trade date immediately after that day as aforesaid.

4.	Adjustments and Participation in Issues of Rights and Stock Dividends and Dividend Distributions

4.1.	From the date of allotment of the Warrants until the end of the Exercise Period, the following provisions shall apply to the Warrants in any event of an issue of stock dividends by the Company:

4.1.1.
In the event that the Company distributes a stock dividend, the effective date for the distribution of which occurs before the Actual Exercise Date, ordinary shares of the Company due to each Warrant in the quantity he would have been entitled to as a stock dividend had he exercised the Warrant on the eve of the effective date for the right to receive the stock dividend shall be added to the Exercise Shares to which the Holder is entitled upon exercising the Warrants in accordance with the provisions of this certificate.

The Exercise Price shall not change as a result of the addition of shares as aforesaid. The provisions that address the Exercise Shares shall apply also with respect to the shares that are added to the Exercise Shares, mutatis mutandis. In the event of adjustments according to this Sub-section, the Holder shall not be entitled to receive a fraction of a single whole share.

4.1.2.
In the event that prior to the Actual Exercise Date, the Company's ordinary shareholders shall be made a rights offering of rights to purchase any securities, the number of shares that shall derive from exercising the Warrants shall be adjusted to the bonus component in the aforesaid rights as it is reflected in the ratio between the closing rate determined in the AMEX with respect to the Company's share on the effective date and between the ex-rights base rate. In the event of adjustments according to this Sub-section, the applicant shall not be entitled to receive a fraction of a single whole share.

4.1.3.
The number of Exercise Shares which the Holder shall be entitled to shall be adjusted only in the event of distribution of stock dividends and an issue of rights as aforementioned, but not in the event of any other issues (including issues to interested parties).

4.1.4.
In the event that prior to the Actual Exercise Date, the Company shall pay dividends to its shareholders, then immediately after the effective date for the right to receive a dividend in cash, the Exercise Price of the Warrants in circulation shall be adjusted by multiplying it by the ratio between the ex-dividend base rate and between the closing rate determined on AMEX for the Company's share on the effective date for the entitlement to receive the dividend.

5.
From the date of allotting the Warrants and as long as the Warrants are not exercised or expired or terminated, but in no event later than the end of the Exercise Period, the following provisions shall apply:

[Free Translation from Hebrew]
[a]
The Company shall maintain a sufficient number of ordinary shares in its authorized capital to ensure the performance of the exercise right according to this certificate and if necessary, shall cause an increase to its authorized capital.

[b]
In the event that the Company consolidates the ordinary shares in its issued capital or distributes these shares through a sub-division, the number of Exercise Shares allotted due to exercising the Warrants following an action as aforesaid shall be reduced or increased, as the case may be.

[c]	The Company shall not distribute bonus shares to the holders of its ordinary shares by means other than ordinary shares.

[d]
Within ten (10) days of each adjustment according to the provisions of Section 4 above, the Company shall inform the Holder of his right to exercise the Warrants while mentioning the Exercise Price, the Exercise Period and the number of shares to which one Warrant entitles following an adjustment as aforesaid, by sending a notice in Hebrew via registered mail according to the Holder's last known address registered in the Register.

[e]	The Company shall avoid any action, including distribution of stock dividends that may cause the reduction of the Exercise Share Price below its par value.

6.	Allotment of the Exercise Shares

6.1.
The Company shall act with respect to allotting the Exercise Shares as follows: within three (3) business days after the Actual Exercise Date, the Company shall allot the Exercise Shares, by a share certificate or as an electronic share in the DWAC system.

6.2.
The Holder shall sign, at any time required to so by the Company, any additional document required according to the provisions of any law and the provisions of the Company for validating the allotment of the Exercise Shares.

6.3
Immediately after the date of their allotment, the Exercise Shares shall be equal in all respects to the ordinary shares in the Company's capital, and shall entitle their holders to the full dividends, in cash or in a stock dividend, and to any other distribution, the effective date for the right to receive which is the Actual Exercise Date.

7.	Non Transferability

The Warrants may not be transferred. The Holder is not entitled to assign, sell, transfer, pledge or encumber, or provide any third party with any right with respect to the Warrants and/or the rights that derive from the Warrants according to this certificate, unless the Company has given its prior written consent. A transfer of the Warrants, without receipt of the Company's approval as aforesaid shall be null and void, and shall not grant the transferee any right vis-à-vis the Company and shall not obligate the Company.

8.	Division of Certificates

This certificate (and any other certificate evidencing the Warrants) may be divided into a number of certificates, and the sum of all the Warrants that are included in these certificates is equal to the number of Warrants included in the certificate for which the division is being requested, provided that it will not be possible to enable a division of a certificate to units that are smaller than 5,000 Warrants. The division shall be carried out according to a division request signed by the Holder or his legal representatives, delivered to the Company at Xfone 018 Ltd.'s registered office (to Adv. Alon Reiser), attached with the certificate for which the division is being requested. All the expenses that are related to the division, including stamp tax and other obligatory payments, if any, shall apply to the Holder.

9.	Notices

Apart from the cases for which this certificate instructs otherwise, any notice on behalf of the Company to the Holder shall be given by sending a notice in Hebrew via registered mail according to the Holder's last known address registered in the Register, and any notice that shall be sent as aforesaid shall be deemed as delivered to the Holder three (3) days from its delivery by registered mail.

[Free Translation from Hebrew]

10.	Register

The Holder shall be registered in the Register of the Company's Transfer Agent as the holder of the Warrants until the Warrants are exercised, expired or terminated.

11.	General Provisions

11.1.	The Warrants shall not entitle the Holder to any voting right or any other right until they are exercised as ordinary shares of the Company according to the terms determined in this certificate.

11.2.
The Holder hereby represents that he is aware that in accordance to the provisions of the Securities Law 5728-1968 and Section 5 of the Securities Regulations (Details with respect to Sections 15A- 15C of the law), 5760-2000, there are limitations that apply to a resale of the Exercise Shares and he undertakes to abide by all those limitations according to the provisions of the law.

11.3.
This Warrant does not constitute as any representation of the Company with respect to any tax liability that derived and/or shall derive while allotting the Warrants, their holding, their exercise, or sale of the Exercise Shares. The Holder represents, confirms and undertakes that he had the possibility and was given the opportunity to ask and receive clarification from his tax advisors with respect to any tax liability, if any, which derived and/or shall derive while allotting the Warrants, their holding, their exercise, or sale of the Exercise Shares.

[Free Translation from Hebrew]

Annex A

Date: ________________

To:

Xfone Inc.

Dear Sirs,

Re: Xfone Inc. (the "Company")

I am holding __________ Warrants (the "Warrants") that may be exercised into ordinary shares of par value U.S. $0.001 each of the Company ("Ordinary Shares of the Company"). Attached hereby is Certificate number ________ that was issued to me with respect to the allotment of the Warrants.

I shall request that you exercise ______ Warrants of the Warrants that were allotted to me, in a manner that ________ Ordinary Shares of the Company shall be issued to me.

A sum of $_________, which constitutes the total of the Exercise Price due to all the Warrants that I am hereby requesting to exercise, has been transferred to your account through a wire transfer on __________.

Sincerely,
Name:
Signature:
Stamp:
Address:

Submitting this exercise notice to the Company shall be carried out via registered mail to the offices of Xfone 018 Ltd. (Address: 1 HaOdem St., Kiryat Matalon PT – to Adv. Alon Reiser) and via facsimile 03-9238838.

[Free Translation from Hebrew]

DWAC INSTRUCTION FORM

TO BE COMPLETED BY HOLDER
SETTLING VIA DWAC

Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Holder's name and address as set forth on the Exercise Notice to which this form is attached, and released by Transfer Online, Inc. the Company's transfer agent (the “Transfer Agent”), to the Holder upon exercise of Warrant No. _____.

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Warrant Shares are maintained)
DTC Participant Number
Name of Account at DTC Participant being credited with the Shares
Account Number at DTC Participant being credited with the Shares

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THE EXERCISE NOTICE TO WHICH THIS FORM IS ATTACHED BY THE HOLDER, THE HOLDER SHALL DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC") INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES.

[Free Translation from Hebrew]